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                                                                  EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FelCor Suites Hotels, Inc.

We consent to the incorporation by reference in this registration statement on
Form S-3 (File No.    ) of our report dated January 22, 1997, except as to the
information presented in the second paragraph of Note 5, the first paragraph of
Note 6 and Note 17 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 and our report dated January 22, 1997, except as to the information presented in Note 7 for which the date is February 21, 1997, on our audits of the financial statements of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 which reports are included in FelCor Suite Hotels, Inc.'s Annual Report on Form 10-K, our report dated June 2, 1997 on our audit of the combined financial statements of the DS Hotels as of and for the year ended December 31, 1996, which report is included in FelCor Suite Hotels, Inc.'s Current Report on Form 8-K dated June 4, 1997; and our report dated July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of and for the year ended December 31, 1996, which report is included in FelCor Suite Hotels, Inc.'s Current Report on Form 8-K/A dated August 13, 1997. We also consent to the references to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.



Dallas, Texas
February 10, 1998